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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Pacific Telesis Group as follows:

   Form S-3:  PacTel   Capital  Resources  $500,000,000  Debt  Securities  and
              Guarantee thereof by Pacific Telesis Group

   Form S-3:  Secondary Offering  of 137,504  shares of Pacific  Telesis Group
              Common Stock

   Form S-3:  Shareowner Dividend Reinvestment and Stock Purchase Plan

   Form S-3:  Pacific Telesis Group  and Pacific Telesis Financing I,  II, and
              III,  $1  billion  of  Trusts' Preferred  Securities  and  Other
              Securities

   Form S-4:  ABI American Businessphones, Inc. Merger

   Form S-4:  SBC Communications, Inc. Merger

   Form S-8:  Nonemployee Director Stock Option Plan

   Form S-8:  Supplemental Retirement and Savings Plan for Salaried Employees

   Form S-8:  Supplemental   Retirement  and  Savings   Plan  for  Nonsalaried
              Employees

   Form S-8:  Stock Option and Stock Appreciation Rights Plan

   Form S-8:  PacTel Corporation Retirement Plan

   Form S-8:  Stock Incentive Plan

of our reports dated May 17, 1996 on our audits of the financial statements of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees, Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees and the accompanying supplemental schedules of assets held for investment purposes and reportable transactions, filed as part of Exhibits 99a and 99b, respectively, to the Annual Report on Form 10-K of Pacific Telesis Group for the year ended December 31, 1995.








San Francisco, California
May 17, 1996